Exhibit 99.1
For Release on May 13, 2010 at 6:00am ET

Prestige Brands Holdings, Inc. Reports Fourth Quarter and Fiscal 2010 Results

Irvington, NY—May 13, 2010—Prestige Brands Holdings, Inc. (NYSE-PBH) today reported results for the fourth fiscal quarter and fiscal year ended March 31, 2010.

Revenues for the fourth fiscal quarter were $71.4 million, which were $2.8 million, or 4% greater than the fourth quarter of fiscal 2009. These results reflect revenue increases in the over-the-counter healthcare and household cleaning products segments, and a decline in the personal care products segment. Contributing to the over-the-counter healthcare results was an increase in other revenues which reflects royalty revenue received as a result of a legal settlement.

Reported net income for the fourth fiscal quarter was $3.3 million, or $0.07 per diluted share, compared to a loss of $211.1 million or ($4.22) per diluted share in the prior year comparable quarter. Excluding charges for the impairment of intangible assets and loss on extinguishment of debt, net income (adjusted) would have been $7.4 million or $0.15 per diluted share during the 2010 fourth quarter compared to $9.0 million or $0.18 per diluted share in the prior year comparable period.  Net income (adjusted) is a “non-GAAP financial measure.” A table is included with the financial statements at the end of this news release which reconciles net income (adjusted) to net income, the most directly comparable measure presented in accordance with generally accepted accounting principles.

The decline in net income (adjusted) from 2009 to 2010 was primarily due to increased advertising and promotion (A&P) and general and administrative (G&A) expenses.

Commenting on the results, Matthew Mannelly, President and CEO said, “We are pleased with our revenue growth for the fourth quarter. Our results reflect our commitment to investing in and growing our core OTC brands. Our focus will continue to be against these core brands as we build upon the fourth quarter momentum in fiscal year 2011. In addition, we successfully completed our debt refinancing which we expect to provide us with ample liquidity through 2018, and additional borrowing capacity should an appropriate acquisition opportunity arise.”

Results by Segment for Fourth Fiscal Quarter

Over-The-Counter Healthcare

Net revenues for the OTC segment were $42.6 million, $2.8 million or 7% greater than the prior year comparable period. Net sales were $39.5 million, 1% below last year’s net sales of $39.8 million. Increases in sales of Clear Eyes®, Murine®, Compound W®, Dermoplast® and The Doctor’s® NightGuard™ were offset by sales declines in Chloraseptic®, Little Remedies®, and the Allergen Block products. Other revenue increased compared to the prior year due to the favorable outcome of a legal dispute.

Household Cleaning Products
This segment reported net revenues of $27.0 million, $300 thousand greater than the prior year comparable period. Sales increases in the Spic and Span® and Chore Boy® brands were offset by a slight decline in the Comet® brand.

Personal Care Products
Net revenues for the personal care segment were $1.8 million, $300 thousand or 14% below last year’s fourth fiscal quarter. The sales decline was primarily due to decreases in sales of Cutex®.

Fiscal Year 2010

The Company reported total revenues of $302.0 million for the fiscal year ended March 31, 2010, slightly below fiscal 2009 total revenues of $303.1 million. Reported net income of $32.1 million, or $0.64 per diluted share for 2010, compared to a loss of $186.8 million, or ($3.74) per diluted share in 2009. Excluding charges for the impairment of intangible assets and loss on extinguishment of debt, and the effects of an increase in deferred tax liabilities related to the divestiture of the shampoo brands, net income (adjusted) was $37.2 million or $0.74 per diluted share in 2010, compared to $33.3 million or $0.67 per diluted share during 2009.  Net income (adjusted) is a “non-GAAP financial measure.” A table is included with the financial statements at the end of this news release which reconciles net income (adjusted) to net income, the most directly comparable measure presented in accordance with generally accepted accounting principles.

Free Cash Flow
Free cash flow is a “non-GAAP financial measure” and is presented here because management believes it is a commonly used measure of liquidity, indicative of cash available for debt repayment and acquisitions. The company defines “free cash flow” as operating cash flow minus capital expenditures.

The company’s free cash flow for the fourth quarter ended March 31, 2010 was $8.7 million, a decrease of 34% from free cash flow of $13.2 million in the fourth fiscal quarter of 2009. The decrease in free cash flow is largely a result of payment of interest incurred by early retirement of certain debt in connection with the company’s recent refinancing and an increase in corporate tax receivables. For fiscal year 2010, free cash flow totaled $58.7 million, composed of operating cash flow of $59.4 million minus capital expenditures of $0.7 million. This compared to free cash flow of $66.2 million for fiscal year 2009, composed of operating cash flow of $66.7 million less capital expenditures of $0.5 million.

Conference Call
The Company will host a conference call today at 8:30 a.m. EDT. To access the call, listeners calling from within North America may dial 866-730-5764 at least 15 minutes prior to the start of the call.  To access the call from outside North America, callers should dial 857-350-1588.  The conference passcode is “prestige”. The Company will provide a live internet webcast as well as an archived replay, which can be accessed from the Investor Relations page of http://prestigebrandsinc.com.  Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 888-286-8010 within North America, and at 617-801-6888 from outside North America.  The passcode is 98000111.

About Prestige Brands Holdings, Inc.

Located in Irvington, New York, Prestige Brands Holdings, Inc. is a marketer and distributor of brand name over-the-counter healthcare, household and personal care products sold throughout the U.S., Canada and certain international markets.  Key brands include Compound W® wart remover, Chloraseptic® sore throat and allergy treatment, New-Skin® liquid bandage, Clear Eyes® and Murine® eye and ear care products, The Doctor’s® NightGuard™ dental protector, Little Remedies® pediatric over-the-counter products, Cutex® nail polish remover, Comet® and Spic and Span® household products, and other well-known brands.

Forward-Looking Statements

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995.  "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.  The "forward-looking statements" include, without limitation, statements regarding the liquidity and borrowing capacity of Prestige Brands Holdings.  These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict.  Actual results could differ materially from those expected as a result of a variety of factors.  A discussion of factors that could cause results to vary is included in the Company's Annual Report on Form 10-K and other periodic and other reports filed with the Securities and Exchange Commission.

Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31
(In thousands, except per share data)	2010	2009
Revenues
Net sales	$67,791	$68,355
Other revenues	3,591	289
Total revenues	71,382	68,644

Cost of Sales
Cost of sales	35,917	34,407
Gross profit	35,465	34,237

Operating Expenses
Advertising and promotion	6,591	5,648
General and administrative	8,108	6,241
Depreciation and amortization	2,771	2,497
Impairment of goodwill and intangible assets	2,751	249,285
Total operating expenses	20,221	263,671

Operating income (loss)	15,244	(229,434)

Other (income) expense
Interest income	-	-
Interest expense	6,082	5,923
Loss on extinguishment of debt	2,656	-
Miscellaneous	-	-
Total other expense	8,738	5,923

Income (loss) from continuing operations before
income taxes	6,506	(235,357)

Provision (benefit) for income taxes	3,255	(24,117)
Income (loss) from continuing operations	3,251	(211,240)

Discontinued Operations
Income from discontinued operations, net of
income tax	36	143

Net income (loss)	3,287	(211,097)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.06	$(4.23)
Net income (loss)	$0.07	$(4.22)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.06	$(4.23)
Net Income (loss)	$0.07	$(4.22)

Weighted average shares outstanding:
Basic	50,030	49,976
Diluted	50,105	49,976

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Year Ended March 31
(In thousands, except per share data)	2010	2009	2008
Revenues
Net sales	$296,922	$300,937	$313,125
Other revenues	5,101	2,210	1,982
Total revenues	302,023	303,147	315,107

Cost of Sales
Cost of sales	144,587	144,196	151,811
Gross profit	157,436	158,951	163,296

Operating Expenses
Advertising and promotion	31,236	37,777	34,243
General and administrative	34,195	31,888	31,414
Depreciation and amortization	10,552	9,423	9,219
Impairment of goodwill and intangible assets	2,751	249,285	-
Total operating expenses	78,734	328,373	74,876

Operating income (loss)	78,702	(169,422)	88,420

Other (income) expense
Interest income	(1)	(143)	(675)
Interest expense	22,936	28,579	38,068
Loss on extinguishment of debt	2,656	-	-
Miscellaneous	-	-	(187)
Total other expense	25,591	28,436	37,206

Income (loss) from continuing operations before
income taxes	53,111	(197,858)	51,214

Provision (benefit) for income taxes	21,849	(9,905)	19,168
Income (loss) from continuing operations	31,262	(187,953)	32,046

Discontinued Operations
Income from discontinued operations, net of
income tax	696	1,177	1,873

Gain on sale of discontinued operations, net of income tax	157	-	-

Net income (loss)	32,115	(186,776)	33,919

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.63	$(3.76)	$0.64
Net income (loss)	$0.64	$(3.74)	$0.68

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.62	$(3.76)	$0.64
Net Income (loss)	$0.64	$(3.74)	$0.68

Weighted average shares outstanding:
Basic	50,013	49,935	49,751
Diluted	50,085	49,935	50,039

Prestige Brands Holdings. Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)	March 31

	2010	2009
Assets
Current assets
Cash and cash equivalents	$41,097	$35,181
Accounts receivable	30,621	36,025
Inventories	29,162	25,939
Deferred income tax assets	6,353	4,022
Prepaid expenses and other current assets	4,917	1,358
Current assets of discontinued operations	-	1,038
Total current assets	112,150	103,563

Property and equipment	1,396	1,367
Goodwill	111,489	114,240
Intangible assets	559,229	569,137
Other long-term assets	7,148	4,602
Long-term assets of discontinued operations	-	8,472

Total Assets	791,412	801,381

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,771	$15,898
Accrued interest payable	1,561	5,371
Other accrued liabilities	11,733	9,407
Current portion of long-term debt	29,587	3,550
Total current liabilities	55,652	34,226

Long-term debt
Principal amount	298,500	374,787
Less unamortized discount	3,943	-
Long-term debt less unamortized discount	294,557	374,787

Deferred income tax liabilities	112,144	97,983

Total Liabilities	462,353	506,996

Stockholders’ Equity

Preferred stock - $0.01 par value
Authorized – 5,000 shares
Issued and outstanding – None
Common stock - $0.01 par value
Authorized – 250,000 shares
Issued – 50,154 shares at March 31, 2010 and 50,060 at March 2009	502	501
Additional paid-in capital	384,027	382,803
Treasury stock, at cost – 124 shares at
March 31, 2010 and 2009, respectively	(63)	(63)
Accumulated other comprehensive income (loss)	-	(1,334)
Retained earnings (deficit)	(55,407)	(87,522)
Total Stockholders’ Equity	329,059	294,385

Total Liabilities and Stockholders’ Equity	791,412	801,381

Prestige Brands Holding, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended March 31

(In thousands)	2010	2009	2008

Operating Activities
Net income (loss)	$32,115	$(186,776)	$33,919
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,450	11,219	11,014
Gain on sale of discontinued operations	(253)	-	-
Deferred income taxes	11,012	(19,955)	10,096
Amortization of deferred financing costs	1,926	2,233	3,007
Impairment of goodwill and intangible assets	2,751	249,590	-
Stock-based compensation costs	2,085	2,439	1,139
Loss on extinguishment of debt	2,166	-	-
Changes in operating assets and liabilities
Accounts receivable	6,404	8,193	(9,052)
Inventories	(3,351)	2,719	477
Prepaid expenses and other current assets	(3,559)	458	(381)
Accounts payable	(3,127)	(2,265)	(975)
Accrued liabilities	(192)	(1,176)	(4,255)
Net cash provided by operating activities	59,427	66,679	44,989

Investing Activities
Purchases of equipment	(673)	(481)	(488)
Proceeds from sale of discontinued operations	7,993	-	-
Purchases of intangible assets	-	-	(33)
Business acquisition purchase price adjustments	-	(4,191)	(16)
Net cash provided by (used for) investing activities	7,320	(4,672)	(537)

Financing Activities
Proceeds from issuance of debt	296,046	-	-
Payment of deferred financing costs	(6,627)	-	-
Repayment of long-term debt	(350,250)	(32,888)	(52,125)
Purchase of common stock for treasury	-	(16)	(7)
Net cash used for financing activities	(60,831)	(32,904)	(52,132)

Increase (decrease) in cash	5,916	29,103	(7,680)
Cash - beginning of year	35,181	6,078	13,758

Cash - end of year	$41,097	$35,181	$6,078

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

Three Months Ended March 31, 2010

	Over-the- Counter Healthcare	Household Cleaning	Personal Care	Consolidated
(In thousands)

Net sales	$39,512	$26,526	$1,753	$67,791
Other revenues	3,121	446	24	3,591

Total revenues	42,633	26,972	1,777	71,382
Cost of sales	16,384	18,354	1,179	35,917

Gross profit	26,249	8,618	598	35,465
Advertising and promotion	4,956	1,579	56	6,591

Contribution margin	$21,293	$7,039	$542	28,874
Other operating expenses				10,879
Impairment of goodwill and intangible assets				2,751

Operating income				15,244
Other expenses				8,738
Provision for income taxes				3,255
Income from continuing operations				3,251
Income from discontinued operations, net of income tax				36

Net Income				$3,287

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

Three Months Ended March 31, 2009

	Over-the- Counter Healthcare	Household Cleaning	Personal Care	Consolidated
(In thousands)

Net sales	$39,788	$26,451	$2,116	$68,355
Other revenues	4	264	21	289

Total revenues	39,792	26,715	2,137	68,644
Cost of sales	15,792	17,344	1,271	34,407

Gross profit	24,000	9,371	866	34,237
Advertising and promotion	4,545	1,030	73	5,648

Contribution margin	$19,455	$8,341	$793	28,589
Other operating expenses				8,738
Impairment of goodwill and intangible assets				249,285

Operating loss				(229,434)
Other expenses				5,923
Income tax benefit				(24,117)
Loss from continuing operations				(211,240)
Income from discontinued operations, net of income tax				143

Net loss				$(211,097)

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Year Ended March 31, 2010
	Over-the- Counter Healthcare	Household Cleaning	Personal Care	Consolidated
(In thousands)

Net sales	$177,313	$108,797	$10,812	$296,922
Other revenues	3,150	1,899	52	5,101

Total revenues	180,463	110,696	10,864	302,023
Cost of sales	66,049	72,118	6,420	144,587

Gross profit	114,414	38,578	4,444	157,436
Advertising and promotion	24,220	6,659	357	31,236

Contribution margin	$90,194	$31,919	$4,087	126,200
Other operating expenses				44,747
Impairment of goodwill and intangible assets				2,751

Operating income				78,702
Other expenses				25,591
Provision for income taxes				21,849
Income from continuing operations				31,262
Income from discontinued operations, net of income tax				696
Gain on sale of assets, net of income tax				157

Net Income				$32,115

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Year Ended March 31, 2009
	Over-the- Counter Healthcare	Household Cleaning	Personal Care	Consolidated
(In thousands)

Net sales	$176,878	$113,923	$10,136	$300,937
Other revenues	97	2,092	21	2,210

Total revenues	176,975	116,015	10,157	303,147
Cost of sales	63,459	74,457	6,280	144,196

Gross profit	113,516	41,558	3,877	158,951
Advertising and promotion	29,695	7,625	457	37,777

Contribution margin	$83,821	$33,933	$3,420	121,174
Other operating expenses				41,311
Impairment of goodwill and intangible assets				249,285

Operating loss				(169,422)
Other expenses				28,436
Income tax benefit				(9,905)
Loss from continuing operations				(187,953)
Income from discontinued operations, net of income tax				1,177

Net loss				$(186,776)

Prestige Brands Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Year Ended March 31, 2008
	Over-the- Counter Healthcare	Household Cleaning	Personal Care	Consolidated
(In thousands)

Net sales	$183,641	$119,224	$10,260	$313,125
Other revenues	51	1,903	28	1,982

Total revenues	183,692	121,127	10,288	315,107
Cost of sales	69,344	75,459	7,008	151,811

Gross profit	114,348	45,668	3,280	163,296
Advertising and promotion	26,188	7,483	572	34,243

Contribution margin	$88,160	$38,185	$2,708	129,053
Other operating expenses				40,633
Impairment of goodwill and intangible assets				-

Operating income				88,420
Other expenses				37,206
Provision for income taxes				19,168
Income from continuing operations				32,046
Income from discontinued operations, net of income tax				1,873

Net Income				$33,919

Prestige Brands Holdings, Inc.
Reconciliation of Net Income to Adjusted Net Income
(Unaudited)

	Three Months Ended March 31		Year Ended March 31
(In thousands)	2010	2009	2010	2009

Net income (loss)	$3,287	$(211,097)	$32,115	$(186,776)

Adjustments:
Loss on extinguishment of debt	2,656	-	2,656	-
Impairment of goodwill and intangibles	2,751	249,590	2,751	249,590
Increase in deferred tax liability related to
the divestiture of the shampoo brands	-	-	931	-
Income tax benefit	(1,261)	(29,511)	(1,261)	(29,511)
	4,146	220,079	5,077	220,079

Adjusted net income	$7,433	$8,982	$37,192	$33,303

Basic earnings per share on adjusted
net income	$0.15	$0.18	$0.74	$0.67

Diluted earnings per share on adjusted
net income	$0.15	$0.18	$0.74	$0.67

Weighted average shares outstanding:
Basic	50,030	49,976	50,013	49,935
Diluted	50,105	49,976	50,085	49,935